SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

The Macerich Company

(Name of Registrant as Specified In Its Charter)

Orange Capital, LLC

Orange Capital Master I, Ltd.

Daniel Lewis

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Marc Gordon

Gregory Hughes

Jeremy Pemberton

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 15, 2015, Land & Buildings Investment Management, LLC (“Land & Buildings”), Orange Capital, LLC (“Orange Capital”) and their respective affiliates issued publicly, via press release, two letters sent by Land & Buildings to Art Coppola, Chairman and Chief Executive Officer of The Macerich Company (the “Company”). The letters and press release discuss, among other things, Land & Buildings' and Orange Capital's intent to nominate four individuals as Class I directors at the Company's 2015 annual meeting of stockholders (the “Annual Meeting”). A copy of the press release is filed herewith as Exhibit 1.

Information regarding the Participants (as defined in Exhibit 2) in a solicitation of proxies of the stockholders of the Company in connection with the Annual Meeting is filed herewith as Exhibit 2.